Exhibit 99.1

1 Acquisition of WashingtonFirst Bankshares, Inc. May 16, 2017 Daniel J. Schrider President & Chief Executive Officer Philip J. Mantua Executive Vice President & Chief Financial Officer

Forward-Looking Statements

FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring Bancorp, Inc. ("Sandy Spring") and WashingtonFirst Bankshares, Inc. ("WashingtonFirst"). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring's and WashingtonFirst Bankshares' management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "outlook," "estimate," "forecast," "project," "may," "will," "would," "could," "should" or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor WashingtonFirst Bankshares undertakes any obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In addition to factors previously disclosed in Sandy Spring's and WashingtonFirst Bankshares' reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and WashingtonFirst Bankshares will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of WashingtonFirst Bankshares with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of required stockholder approvals; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) general economic conditions and trends, either nationally or locally; (ix) conditions in the securities markets; (x) changes in interest rates; (xi) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xii) changes in real estate values; (xiii) changes in the quality or composition of Sandy Spring's or WashingtonFirst Bankshares' loan or investment portfolios; (xiv) changes in competitive pressures among financial institutions or from non-financial institutions; (xv) the ability to retain key members of management; and (xvi) changes in legislation, regulations, and policies.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT In connection with the proposed merger transaction, Sandy Spring will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Sandy Spring and WashingtonFirst Bankshares, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Sandy Spring, WashingtonFirst Bankshares and the proposed merger. A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and WashingtonFirst Bankshares, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab "Investor Relations," and then under the heading "SEC Filings" or from WashingtonFirst Bankshares by accessing WashingtonFirst Bankshares' website at www.wfbi.com under the tab "Investor Relations," and then selecting "SEC Filings" under the heading "Documents and Filings." Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from WashingtonFirst Bankshares, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, VA 20190 or by calling (703) 840-2410.

PARTICIPANTS IN THE SOLICITATION Sandy Spring and WashingtonFirst Bankshares and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sandy Spring and WashingtonFirst Bankshares in connection with the proposed merger. Information about the directors and executive officers of Sandy Spring is set forth in the proxy statement for Sandy Spring's 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2017. Information about the directors and executive officers of WashingtonFirst Bankshares is set forth in the proxy statement for WashingtonFirst Bankshares' 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Sandy Spring Bancorp WashingtonFIRSTBANKSHARES, INC.
2

Transaction Rationale

Increases Presence and Market Share in Key Washington, DC Metro Area Markets

- Combination of Sandy Spring Bancorp and WashingtonFirst consistent with Sandy Spring strategic objectives.
- Pro forma traditional branch system extends reach of Sandy Spring brand in strategically important Northern Virginia marketplace.
- Strengthens existing presence in the Washington, DC corridor and creates a premier bank in region.

Complementary Business and Cultural Fit

- Two well known financial services brands both focused on providing exceptional services and remarkable experiences to the client base.
- Complementary loan and deposit mixes united by similar credit quality and risk appetite cultures
- Add selected depth to both the corporate governance and management teams.

Lower Transaction Risk

- Thorough level of due diligence and thoughtful consideration of integration strategies.
- Highly motivated management team has energy to quickly integrate.
- Identified meaningful and achievable opportunities for cost savings and operating efficiencies at WashingtonFirst.
- Revenue enhancement opportunities (not modeled but considered) include enhanced cross-sell of Sandy Spring fee-based lines of business and accelerated growth in lending markets.

Sandy Spring Bancorp WashingtonFIRST BANKSHARES, INC. 3

4 Compatible Corporate Profiles 4 ♦ Headquartered in Olney, MD, an affluent suburb of Washington, DC ♦ Oldest independent bank of local origin ♦ 44 community banking offices in Maryland, Northern Virginia & DC along with 8 loan production offices ♦ $5.20 billion in assets (as of 3/31/17) ♦ $1.04 billion market capitalization (as of 5/12/17 ) ♦ 67% institutional ownership ♦ Approximately 75% of employees own stock ♦ Insurance Agency and Asset Management subsidiaries ▪ Headquartered in Reston, VA, also an affluent suburb of Washington, DC ▪ Chartered in 2004 and current CEO in place since inception (along with nearly the entire management team) ▪ Management team skilled with successful transactions (including fee - based businesses ) ▪ 19 community banking offices ▪ $2.1 billion in assets (as of 3/31/17) ▪ $361 million market capitalization (as of 5/12/17 ) ▪ 49% institutional ownership ▪ Operates WashingtonFirst Mortgage, a division of WashingtonFirst Bank and 1 st Portfolio Advisors Source: Company filings and S&P Global Market Intelligence

5 More About WashingtonFirst Bankshares, Inc. 5 (1) Five year compound annual growth rate (CAGR) measured between March 31, 2012 to March 31, 2017 (2) As of or for the latest twelve months ended March 31, 2017 Source: Company filings and S&P Global Market Intelligence ♦ Recognized performance » Top 10 Most Profitable Banks in DC metro area » #3 Total Asset Growth among banks in DC metro area » Top 10 Commercial Lender in DC metro area ♦ Strong community focus » Engaged directors with strong ties to the Washington, DC region » WashingtonFirst Youth Foundation founded to support the development of youth in and around WashingtonFirst’s core geographies ♦ Sustained profitable growth (1) » Total loans, net of 30.1% » Deposits of 26.1% » EPS (diluted) of 18.5% ♦ Strong metrics (2) » NPAs / assets of 0.37% » Non - interest income / operating revenue of 29.0% » ROAA of 0.99% 1 2 3 4

6 Greater Scale and Efficiency in the Delivery System 6 ♦ Scale of the Washington D.C. Market » Total population of 6.1 million (6th in the U.S.) » GDP of $471 billion (6th in the U.S.) » 220,000 businesses (8th in the U.S.) ♦ Increased customer penetration in Maryland, Virginia and the Washington, DC metro area: » Obtaining top three deposit market share in zip codes served by WashingtonFirst. » Transaction adds nearly 20,000 accounts between retail and commercial customers in the expanded Sandy Spring market footprint. ♦ Transaction is consistent with Sandy Spring optimization strategy: » Have identified up to eight (8) potential branch locations for consolidation (on both sides of the combination ). » Customer relationships and market presence extend beyond physical branch system.

7 Complementary Loan and Deposit Profiles 7 Res Mtg 26% CRE Occ 19% CRE Inv 25% C&D 8% C&I 11% Cons 11% Loan Portfolio Deposit Mix Total loans: $3.99 billion Average yield (FTE): 4.16% Sandy Spring Non - Int Brg. 31% NOW 17% Savings 9% MMDA 27% Time 16% Total deposits: $3.80 billion (cost = 0.25%) Loan/deposit ratio of 105.1% Sandy Spring Res Mtg 19% CRE Occ 16% CRE Inv 37% C&D 17% C&I 11% Total loans: $1.59 billion Average yield (FTE): 4.76% WashingtonFirst (1) Non - Int Brg. 29% NOW 9% Savings 15% MMDA 13% Time 34% Total deposits: $1.68 billion (cost = 0.64%) Loan/deposit ratio of 95.1% Res Mtg 24% CRE Occ 19% CRE Inv 28% C&D 10% C&I 11% Cons 8% Total loans: $5.59 billion Average yield (FTE): 4.32% Pro Forma (2) Non - Int Brg. 32% NOW 14% Savings 10% MMDA 22% Time 22% Total deposits: $5.48 billion (cost = 0.37%) Loan/deposit ratio of 102.0% Pro Forma (2) (1) WashingtonFirst’s consumer loans represent less than 1% of the concentration. (2) As of March 31, 2017; excludes impact of fair value adjustments on pro forma loan and deposit mixes. Source: Company filings WashingtonFirst (1)

8 Mortgage 25% Trust & Wealth 2% Insurance 0% Other Fee Income 2% Net Interest Income 71% Balanced Fee Income (1) Mix 8 Source: Company filings. Data is for the latest twelve months ended March 31, 2017 (1) Fee income / other fee income excludes gain on sale of investment securities and gain on debt extinguishment Mortgage 2% Trust & Wealth 9% Insurance 3% Other Fee Income 11% Net Interest Income 75% Mortgage 9% Trust & Wealth 7% Insurance 2% Other Fee Income 8% Net Interest Income 74%

9 Summary of Terms and Key Transaction Metrics 9 Transaction Summary (1) Transaction Valuation (1),(2) ♦ Offer price per share (1) : $36.50 ♦ Transaction value: $488.9 million in the aggregate ♦ Consideration mix: 100% SASR stock (cash out of WFBI options) ♦ Exchange ratio: 0.8713 SASR (subject to pricing mechanism) ♦ Price/tangible book value (2) : 256.3% ♦ Price/LTM EPS (X): 25.9X ♦ Price/2017 Consensus EPS (X) (3) : 24.0X (1) Based on Sandy Spring’s closing price as of May 12, 2017; note: actual price will be based on Parent Average Price as defined in the Merger Agreement (2) Data for WashingtonFirst as of March 31, 2017 and latest twelve months ended March 31, 2017 (3) Based on consensus estimate as of May 12, 2017 of $1.52 per share for WFBI Corporate Governance ♦ Four current WFBI board members to be appointed to SASR’s board ♦ Shaza Andersen and Joe Bracewell will also join SASR’s executive committee

10 Transaction Assumptions and Considerations 10 Restructuring Charges and Cost Savings Acquisition Accounting Adjustments Other Considerations ♦ Cost savings targeted at 39% of WFBI non - interest expenses ♦ Approximately 80% of cost savings to be realized during 2018; 100% realized in 2019 ♦ Transaction expenses, restructuring charges and investment in pro forma SASR of $25.8 million (pre - tax ) ♦ Credit loan mark - down on WFBI loan portfolio estimated at $10.1 million ♦ Interest rate loan mark - up on WFBI loan portfolio estimated at $24.0 million ♦ Minimal adjustments applied to fixed assets ♦ Core deposit intangible estimated to be 50 basis points (amortized over 8 years ) ♦ Retain $25 million of WFBI subordinated debt ♦ Retain $8 million of WFBI - assumed trust preferred securities

11 Illustration of the Pricing Mechanism 11 $29.00 $31.00 $33.00 $35.00 $37.00 $39.00 $41.00 $43.00 $45.00 $47.00 Offer Price per Share Sandy Spring Parent Average Price (1) Floating Ratio Fixed Ratio (1) Parent Average Price is defined in the Merger Agreement as Sandy Spring’s twenty day volume weighted average price per share; no te: actual price will be based on Parent Average Price as defined in the Merger Agreement Floating exchange ratio if Parent Average Price is between $50.15 and $53.23 (fixed price of $43.70) Floating exchange ratio if Parent Average Price is between $34.00 and $37.07 (fixed price of $32.30) Exchange ratio is fixed at .8210 if Parent Average Price is greater than $53.23 Exchange ratio is fixed at .8713 if Parent Average Price is between $37.07 and $50.15 Exchange ratio is fixed at .9500 if Parent Average Price is less than $34.00 Sandy Spring stock price (1) as of May 12, 2017 was $41.89, implying an offer price of $36.50 per share

12 Pro forma Capital Ratios (5) Summary of Transaction Impacts 12 ♦ 2018E EPS impact: 8.3% accretive (1) ♦ 2019E EPS impact: 12.7% accretive (1) ♦ Pro forma TBV dilution at close: 4.8% dilutive (2) ♦ TBV earnback: 3.75 years (3) ♦ Internal rate of return: > 15.0% (4) (1) Estimated based on consensus earnings estimates for Sandy Spring and WashingtonFirst plus adjustments , after - tax, resulting fro m the transaction. Neither Sandy Spring or WashingtonFirst endorse consensus earnings estimate or publish financial guidance . Please note that actual results may differ materially. (2) Measured at closing, assuming a close date of December 31, 2017 and $5.5 million in pre - tax transaction expenses incurred in 201 7 (3) Measured using the cross - over method (4) Based on aggregate deal value as of May 12, 2017 and a terminal earnings multiple of 16X (5) Measured at closing, assuming a close date of December 31, 2017 and $5.5 million in pre - tax transaction expenses incurred in 201 7 ♦ TCE / TA ratio: 8.85% ♦ Tier 1 leverage ratio: 9.30% ♦ Total capital ratio: 12.00% Impact on SASR Shareholders

13 Scarcity Value in Major Metro Market 13 “Growth” Metro Areas “Pure Play” Major Metro Area Franchise “Highly Profitable” Between $5B and $9B Exchange Traded Depositories with Assets Between $5B and $9B 4 Institutions (including proforma SASR) 10 Institutions 27 Institutions 43 Institutions Source: S&P Global Market Intelligence Note: “Highly Profitable” defined as LTM March 31, 2017 ROAA greater than 1.0%. “Pure Play” metro defined as more than 70% of their deposit franchises in metro areas with populations greater than 1.5 million. “G row th” metro areas defined as metropolitan areas as with population growth between 2010 and 2017 of greater than 10%.

14 14 Investment Thesis for Pro forma Sandy Spring ♦ Coupling of Sandy Spring’s stand - alone momentum with WashingtonFirst to further enhance earnings trajectory and shareholder value » Follow up to stand - alone SASR strong Q1 ‘17 with WashingtonFirst franchise that has driven strong asset, fee - income and earnings growth over the last five years. » Enhances franchise scale and service line in Washington, DC metro and Northern Virginia markets among institutions with similar focus on the client experience. » Significant boost to earnings per share with a desirable internal rate of return and manageable tangible book value dilution earn back. » Increases future expansion opportunities in attractive markets.

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